UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2005

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Schering-Plough Corporation informed the Company that it discontinued the Phase 1 clinical trials it commenced in December 2003 for the clinical compound targeting a respiratory indication, which was developed from leads from the Company’s collaboration with Schering-Plough.  Schering-Plough also informed the Company that Schering-Plough expects to pursue the program for other indications.

The clinical compound being advanced by Schering-Plough was one of four partnered programs in the Company’s portfolio that had been advanced into Phase 1 clinical trials.  The Company’s collaborative drug discovery efforts have resulted in three other clinical compounds, which are currently under development by the Company’s collaborators.  The Company initially identified p38 kinase inhibitor lead compounds in 1997 and entered into a collaborative partnering agreement with Bristol-Myers Squibb in 1999.  This collaboration resulted in a compound that entered clinical trials in August 2003.  A second compound discovered in the Company’s laboratories, aimed at an allergic asthma indication, was the basis of a collaboration with Daiichi Pharmaceutical Co. and resulted in a drug candidate that entered clinical trials in November 2003.  The Company’s collaboration with Schering-Plough also produced a compound that entered clinical trials in March 2004 for an inflammation indication.  Associated with these development programs, the Company has received milestone payments from each of Bristol-Myers Squibb, Daiichi and Schering-Plough and, to the extent the compounds successfully progress through clinical development, the Company will be entitled to receive additional milestone payments.  The Company is also entitled under the agreements with each of these partners to receive royalties on the commercial sale, if any, of most new drugs resulting from these collaborations.  However, numerous additional studies are required to fully assess the potential of these clinical candidates before they reach the marketplace, and the results from preclinical studies and clinical studies conducted to date with these compounds are not necessarily indicative of the results that may be obtained in future clinical studies.

In addition to the compounds in the clinic, six more programs generated from the Company’s collaborative drug discovery efforts are at various stages of preclinical development in preparation for filing Investigational New Drug applications and their introduction into humans during Phase I of clinical development.

The Company also has four internal programs in advanced discovery in addition to multiple partnered programs in various stages of discovery.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas
Stephen C. Costalas, Executive Vice President, General Counsel and Secretary

Date: December 1, 2005